Exhibit 10.20

AMENDMENT NO. 2
TO MASTER REPURCHASE AGREEMENT

Amendment No. 2, dated as of July 14, 2011 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), PENNYMAC CORP. (the “Seller”), PennyMac Mortgage Investment Trust (a “Guarantor”) and PennyMac Operating Partnership, L.P (a “Guarantor” and together with the other Guarantor, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of November 2, 2010 (as amended, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of November 2, 2010, as the same may be further amended from time to time, by the Guarantors in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.           Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1           Adding the following definitions of “Jumbo Prime Mortgage Loan” and “Jumbo Traditional Mortgage Loan” in their proper alphabetical order:

“Jumbo Prime Mortgage Loan” means a Mortgage Loan originated in accordance with the guidelines set forth on Exhibit K attached hereto.

“Jumbo Traditional Mortgage Loan” means a Mortgage Loan with an outstanding principal balance in an amount in excess of the conventional conforming limits which is also eligible for purchase by Buyer, Buyer’s Affiliates or any other national residential mortgage lender acceptable to Buyer in its sole discretion.

1.2           Deleting the definitions of “Governmental Event” and “Jumbo Mortgage Loan” in their entirety and replacing them with the following:

“Governmental Event” means (i) Seller’s failure to obtain licensing from any Governmental Authority where it is required to be licensed and such failure to be licensed and requirement to be licensed continue for 30 days following notice to or knowledge thereof by Seller, (ii) the imposition of material sanctions on Seller from any Governmental Authority, or (iii) any material dispute, litigation, investigation, proceeding or suspension between Seller and any Governmental Authority or any Person.

“Jumbo Mortgage Loan” means a Jumbo Prime Mortgage Loan or a Jumbo Traditional Mortgage Loan.

SECTION 2.           Covenants.  Section 14 of the Existing Repurchase Agreement is hereby amended by deleting Sections 14.j., 14.n. and 14.o. in their entirety and replacing them as set forth below:

j.              Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business in all material respects in accordance with applicable law.

n.             Applicable Law.  Seller and each Guarantor shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

o.             Existence.  Seller and the Guarantors shall preserve and maintain their legal existence and all of their material rights, privileges, material licenses and franchises.

SECTION 3.           Events of Default.  Section 15 of the Existing Repurchase Agreement is hereby amended by deleting Sections 15.f. and 15.h. in their entirety and replacing them with the following:

f.              Breach of Specified Representation or Covenant or Obligation. A breach by Seller or either Guarantor of any of the representations, warranties or covenants or obligations set forth (i) in Sections 13(a)(1), 13(a)(7), 13(a)(12), 13(a)(19), 14b, 14m, 14o, 14s, or 14z of this Agreement or (ii) Sections  13(a)(23), 14t, 14dd or 14ee of this Agreement and such breach identified in this clause (ii) shall remain unremedied for one Business Day.

h.             Breach of Non-Specified Representation or Covenant.  A breach by Seller or any Guarantor of any other representation, warranty or covenant set forth in this Agreement in any material respect (and not otherwise specified in Sections 15(f) and (g) above), if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such

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breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer’s determination to enter into this Agreement or Transactions or Purchase Price Increases, as applicable, with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

SECTION 4.           Exhibits.  The Existing Repurchase Agreement is hereby amended by adding the attached Exhibit A as Exhibit K to the Agreement.

SECTION 5.           Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1           Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors; and

(b)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6.           Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 7.           Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 8.           Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10.         Reaffirmation of Guaranty.  The Guarantors hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ A. Adam Loskove
	Name:	A. Adam Loskove
	Title:	Vice President

PennyMac Corp., as Seller

By:	/s/ David M. Walker
	Name:	David M. Walker
	Title:	Chief Credit Officer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ David M. Walker
	Name:	David M. Walker
	Title:	Chief Credit Officer

PennyMac Operating Partnership, L.P., as Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ David M. Walker
	Name:	David M. Walker
	Title:	Chief Credit Officer

Exhibit A

Exhibit K

JUMBO PRIME MORTGAGE LOAN GUIDELINES